EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

We, Richard Rosenblatt, Chief Executive Officer, and Lisa Terrill, Chief Financial Officer, of Intermix Media, Inc. (the “Company”), certify pursuant to section 1350 of Chapter 63 of Title 18 of the United States Code that, to our knowledge:

(1)	the Amendment No. 1 to the Annual Report of the Company on Form 10-K for the period ending March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: July 29, 2005

/s/ RICHARD M. ROSENBLATT
Richard M. Rosenblatt Chief Executive Officer (Principle Executive Officer)

/s/ LISA TERRILL
Lisa Terrill Chief Financial Officer (Principal Financial Officer)